Exhibit 99.1

NEWS RELEASE

CONTANGO ORE, INC.

Contango ORE, Inc. Announces Earnings

For the Quarter Ended March 31, 2021

HOUSTON -- (May 11, 2021) -- Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced that it had a net loss of $(4.5) million, or $(0.73) per basic and diluted share, for the three months ended March 31, 2021 compared to a net loss of $1.9 million or $(0.29) per basic and diluted share for the same period last year. For the nine months ended March 31, 2021, the Company reported a net income of $25.7 million, or $4.11 per basic and diluted share, for the nine months ended March 31, 2021 compared to a net loss of $6.7 million or $(1.04) per basic and diluted share for the same period last year. The increase in income for the nine month period ended March 31, 2021 is due to gain on the sale of a portion of the Company’s equity interest in Peak Gold, LLC to a subsidiary of Kinross Gold Corporation on September 30, 2020. As of March 31, 2021, the Company reported cash of $26.2 million.  The Company also announced that it filed its Form 10-Q for the quarter ended March 31, 2021 with the Securities and Exchange Commission.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development and through Contango Minerals Alaska, LLC, its wholly owned subsidiary which leases approximately 220,000 acres for exploration.  Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved).  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements.  These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Joint Venture Company’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in the Joint Venture;  inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak;  and the possibility that government policies may change, political developments may occur  or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits.  Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements.  Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.  CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com